UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

MOJO DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	333-175003	66-0808398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2105 Plantation Village Dorado, Puerto Rico	00646
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 521-9700

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

11 Broadway, Suite 615

New York, NY 10004

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2013, MOJO Data Solutions, Inc., a Puerto Rico corporation (the “Company”), entered into an Asset Purchase Agreement (“Agreement”) with Mobile Data Systems, Inc., a New York corporation (“MDS”), pursuant to which the Company has agreed to purchase all of the intellectual property and substantially all of the tangible assets of MDS, constituting substantially all of the assets of MDS, in consideration for $190,000 and an unsecured promissory note for the principal amount of $80,000 (the “Promissory Note”), bearing interest at a rate of 5% per year, maturing on the first anniversary date of the date of issuance and convertible by the holder thereof at any time and from time to time into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company for $0.05 per share (the “Transaction”). The shares of Common Stock of the Company issuable upon the conversion of the Promissory Note will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be deemed to be restricted pursuant to Rule 144 promulgated under the Securities Act.

Pursuant to the Agreement, the Company and MDS have agreed to consummate the Transaction no later than three business days following the satisfaction or waiver of all of the conditions set forth in the Agreement but in any event no later than November 20, 2013.

The Agreement contains pre-closing conditions, customary representations and warranties, post-closing covenants and mutual indemnification obligations for, among other things, inaccuracy or breach of any representation or warranty and any breach or non-fulfillment of any covenant. A copy of the Agreement is filed herewith as Exhibit 2.1, and is incorporated herein by reference. The foregoing summary of the Agreement is qualified in its entirety by reference to the form of Agreement filed herewith

Joseph Spiteri is the Chief Executive Officer, President, Secretary, Treasurer and Chairman of the Board of Directors of the Company and the Chief Executive Officer, President, sole Director and majority shareholder of MDS.

About Mobile Data Systems, Inc.

MDS offers innovative solutions for managing mobile campaigns, connecting consumers to internet content from traditional media. MDS delivers fully integrated, multimedia mobile visual search and content delivery platform, combining a simple, elegant user experience on the handset, with sophisticated data processing and campaign management tools.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated September 27, 2013, by and between Mobile Data Systems, Inc., as Seller, and MOJO Data Solutions, Inc., as Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO DATA SOLUTIONS, INC.

Dated: September 30, 2013	By:	/s/ JOSEPH SPITERI
Joseph Spiteri President, Chief Executive Officer, Secretary and Treasurer (Principal Executive Officer)